UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 16, 2014
Date of Report (Date of earliest event reported)

Annie’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
1610 Fifth Street
Berkeley, CA 94710
(Address of principal executive offices, including zip code)

(510) 558-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement
On June 16, 2014, the Compensation Committee of the Board of Directors of Annie’s, Inc. (the “Company”) approved, and on June 17, 2014, the Company entered into, an Executive Employment Agreement with Mark Mortimer (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company agreed to continue to employ Mr. Mortimer as its President and Chief Customer Officer.
Mr. Mortimer is entitled to receive an annualized base salary of $340,000 (“Base Salary”). Mr. Mortimer will be eligible to earn an annual bonus with a target of 50% of his Base Salary paid during the applicable fiscal year, based on the achievement of individual and Company performance goals. Mr. Mortimer will be eligible to participate in the benefit plans of the Company commensurate with other senior executives of the Company. In addition, the Company will provide Mr. Mortimer with a $500 monthly automobile allowance and a $4,500 monthly travel allowance.
If Mr. Mortimer’s employment with the Company is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Mortimer for Good Reason (as defined in the Employment Agreement), and if Mr. Mortimer executes and does not revoke a release of all claims against the Company and is in continued compliance with certain restrictive covenants contained in the Employment Agreement, then Mr. Mortimer is entitled to receive: (1) continuation of his Base Salary for 12 months following his termination of employment, (2) any unpaid annual bonus for any completed fiscal year as well as a pro-rated annual bonus for the year of termination of employment, each based on the achievement of the performance targets, and (3) reimbursement for applicable premiums for COBRA continuation coverage for a period equal to the shorter of (a) 12 months or (b) until the date on which Mr. Mortimer becomes eligible to receive comparable coverage from another employer. If such termination occurs within 24 months following a Change in Control (as defined in the Company’s Omnibus Incentive Plan), the 12-month periods referred to in the preceding sentence shall be increased to 18 months, and the pro-rated bonus shall be calculated based on target. Mr. Mortimer will also be subject to restrictive covenants while employed and following his termination of employment, including a restriction against soliciting employees, vendors or suppliers of the Company for two years following his termination of employment.
The foregoing summary of the material terms of the Employment Agreement is qualified in its entirety by the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement dated June 17, 2014, between Annie’s, Inc. and Mark Mortimer*
*Indicates a management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: June 18, 2014	By:	/s/ John M. Foraker
John M. Foraker
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement dated June 17, 2014 between Annie’s, Inc. and Mark Mortimer *
*Indicates a management contract or compensatory plan or arrangement